UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Product Rights Agreement

On May 17, 2023 (the “Closing Date”), EyePoint Pharmaceuticals, Inc. (the “Company”) entered into a product rights agreement (the “Product Rights Agreement”) with Alimera Sciences, Inc. (“Alimera”) to grant to Alimera an exclusive (even as to the Company) and sublicensable (in accordance with the terms of the Product Rights Agreement) right and license (the “License”) under the Company’s and its affiliates’ interest in certain of the Company’s and its affiliates’ intellectual property to develop, manufacture, sell, commercialize and otherwise exploit certain products, including YUTIQ® (fluocinolone acetonide intravitreal implant) 0.18 mg, for the treatment and prevention of uveitis in the entire world except Europe, the Middle East and Africa (the “Licensed Territory”). The Licensed Territory excludes such territories because the Company had previously licensed to Alimera rights to certain products, which included YUTIQ (known as ILUVIEN® in Europe, the Middle East and Africa) for the treatment and prevention of uveitis in Europe, the Middle East and Africa pursuant to that certain Second Amended and Restated Collaboration Agreement, dated as of July 10, 2017, by and between pSivida, US, Inc. (f/k/a Control Delivery Systems, Inc.) (n/k/a EyePoint Pharmaceuticals U.S., Inc., an affiliate of Company) and Alimera. The License also excludes any rights to YUTIQ® for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye in China and certain other countries and regions in Asia, which rights have been exclusively licensed by the Company to Ocumension Therapeutics (“Ocumension”) pursuant to that certain Exclusive License Agreement, dated as of November 2, 2018, by and between the Company and Ocumension, as such agreement has been or may be amended or restated from time to time.

Additionally, pursuant to the Product Rights Agreement, the Company will transfer and assign to Alimera certain assets (the “Transferred Assets”) and certain contracts with third parties related to YUTIQ® (collectively, the “Asset Transfer” and together with the License, the “Transaction”), including the new drug application #210331 for YUTIQ® (the “YUTIQ NDA”). The Transaction closed on the Closing Date.

Pursuant to the Product Rights Agreement, Alimera has paid to the Company an upfront payment of $75 million (the “Upfront Payment”). Alimera paid a portion of the Upfront Payment directly to First Citizens BancShares, Inc. (“First Citizens”) as successor to Silicon Valley Bank (“SVB”) to enable the release of any and all liens that First Citizens may have on the Transferred Assets. Alimera will also make four quarterly guaranteed payments to the Company totaling $7.5 million during 2024 (“Guaranteed Payments”). Alimera will also pay royalties to the Company from 2025 to 2028 at a percentage of low-to-mid double digits of Alimera’s annual U.S. net sales of certain products (including YUTIQ®) in excess of certain thresholds, beginning at $70 million in 2025, increasing annually thereafter (”Royalties”). Upon Alimera’s payment of the Upfront Payment and the Guaranteed Payments, the licenses and rights granted to Alimera will automatically become perpetual and irrevocable.

Unless terminated earlier, the Product Rights Agreement has a term that continues until the latest of (a) the expiration of the YUTIQ NDA, (b) the receipt by the Company of the Upfront Payment, all Guaranteed Payments and all Royalties (assuming that all such amounts have become payable in accordance with the terms of the Product Rights Agreement), and (c) such time when Alimera and its affiliates and sublicensees permanently cease commercializing and otherwise exploiting certain products (including YUTIQ®) in the Licensed Territory.

During the term of the Product Rights Agreement and subject to certain exceptions set forth in the Product Rights Agreement, the Company and its affiliates will not directly or indirectly develop or commercialize or otherwise exploit certain products meeting the criteria specified in the Product Rights Agreement (including YUTIQ® (fluocinolone acetonide intravitreal implant) 0.18 mg and ILUVIEN® (fluocinolone acetonide intravitreal implant) 0.19 mg) (the “Competing Products”) for the treatment and prevention of eye diseases in humans in the Licensed Territory. Subject to the licenses and rights granted to Alimera and the restrictive covenants described in the foregoing sentence, nothing in the Product Rights Agreement restricts or limits the Company’s right to exploit any product other than the Competing Products, including EYP-1901 and any intravitreal implant (whether bioerodible or non-erodible) utilizing any technology (including the Company’s Durasert® technology).

The Product Rights Agreement may be terminated by the Company (a) immediately upon written notice to Alimera if the Company does not receive the Upfront Payment, (b) immediately upon written notice to Alimera if Alimera has failed to cure in full certain breaches of its other obligations to pay under the Product Rights Agreement within the specified notice period following written notice by the Company to Alimera of such breach, or (c) upon any repudiation or rejection by Alimera of its obligations under the Product Rights Agreement or any other transaction documents contemplated therewith in the event of any insolvency event of Alimera. Upon termination of the Product Rights Agreement by the Company prior to expiration, among other things, all licenses and rights granted to Alimera will terminate; the other related transaction agreements will terminate; and if the Product Rights Agreement is terminated by the Company for failure by Alimera to make certain payments, Alimera will assign back to the Company at no cost to the Company then-existing Transferred Assets and grant to the Company a non-exclusive, worldwide and fully paid-up license under Alimera’s intellectual property rights to exploit certain products for the treatment and prevention of uveitis in the Licensed Territory.

The Product Rights Agreement further provides that the Company and Alimera will indemnify each other for losses arising from certain breaches of the Product Rights Agreement, including breaches of certain representations and warranties, and for certain other matters and subject to certain limitations as more fully described in the Product Rights Agreement.

The Company also entered into a transition services agreement under which the Company has agreed to provide certain transition services to Alimera on a cost-plus pricing arrangement for a limited period of time following the Closing Date.

Commercial Supply Agreement

In connection with the Transaction, the Company entered into a commercial supply agreement (the “Supply Agreement”) with Alimera pursuant to which, during the term of the Product Rights Agreement, the Company will be responsible for manufacturing and exclusively supplying (subject to certain exceptions set forth in the Supply Agreement) to Alimera agreed-upon quantities of YUTIQ® necessary for Alimera to commercialize YUTIQ® in the United States at certain cost plus amounts, subject to adjustments set forth in the Supply Agreement.

The Company’s manufacture and supply to Alimera of YUTIQ® under the Supply Agreement will be exclusive (subject to certain exceptions set forth in the Supply Agreement) until Alimera has the right and ability to manufacture and supply YUTIQ® for commercialization in the United States. During the period of exclusivity, Alimera is prohibited from manufacturing, having manufactured or obtaining a commercial supply of YUTIQ® for sale in the United States other than from the Company without the Company’s prior written consent or as otherwise agreed pursuant to the Supply Agreement. The exclusive obligations will automatically terminate if, among other things, the Company fails to meet certain deadlines and other requirements set forth in the Supply Agreement.

Alimera may elect to manufacture YUTIQ® after an initial 18-month term following the Closing Date upon the satisfaction of certain conditions including completion of a technology transfer, at which time the Company and Alimera would comply with certain provisions set forth in the Supply Agreement to accomplish such transfer of responsibilities.

The term of the Supply Agreement is for a period of two (2) years, and shall thereafter automatically renew for successive one (1) year terms unless either party provides notice of non-renewal to the other party within a specified period of time prior to the beginning of the next automatic renewal term; provided, that the term of the Supply Agreement automatically terminates upon the successful completion of the transfer of manufacturing for YUTIQ® to Alimera or its designee in accordance with the Supply Agreement. The Supply Agreement also automatically terminates upon termination of the Product Rights Agreement.

The Product Rights Agreement and the Supply Agreement contain customary representations and warranties. The assertions embodied in the representations and warrants were made solely for purposes of the Transaction and may be subject to important qualifications and limitations. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for purpose of allocating risk between the Company and Alimera rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.

The description of the Product Rights Agreement and the Supply Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Product Rights Agreement and the Supply Agreement, copies of which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, the Company’s existing Loan and Security Agreement (as amended, the “Loan Agreement”), dated as of March 9, 2022, by and among the Company, EyePoint Pharmaceuticals US, Inc. and Icon Bioscience, Inc., each a subsidiary of the Company, as borrowers, and First Citizens as successor to SVB, as lender (the “Lender”), which provided for (i) a senior secured term loan facility of $30 million (the “Term Facility”) and (ii) a senior secured revolving credit facility of up to $15.0 million (the “Revolving Facility” and together with the Term Facility, the “Credit Facilities”), was terminated and all outstanding amounts under such Credit Facilities were repaid in full, and all security interests and other liens granted to or held by the Lender were terminated and released.

The aggregate principal amount of the loan outstanding under the Loan Agreement was $30.0 million at the time of termination. The loans under the Credit Facilities were due and payable on January 1, 2027 (the “Maturity Date”). The Credit Facilities bore interest that was payable monthly in arrears at a per annum rate (subject to increase during an event of default) equal to (i) with respect to the Term Facility, the greater of (x) the Wall Street Journal prime rate plus 2.25% and (y) 5.50% and (ii) with respect to the Revolving Facility, the Wall Street Journal Prime Rate. An unused commitment fee of 0.25% per annum applied to unutilized borrowing capacity under the Revolving Facility. Commencing on February 1, 2024, the Company was going to be required to repay the principal of the Term Facility in 36 consecutive equal monthly installments.

In accordance with the terms of the Loan Agreement, at the time of termination, the Company also paid the Lender $600,000, representing a prepayment fee equal to 2.00% of the aggregate principal amount of the Term Facility, a $600,000 exit fee, $139,375 in accrued interest and $154,696, representing in the aggregate a statement fee, termination fee and unused credit line fee under the Revolving Facility.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K, filed on March 14, 2022, and incorporated herein by reference, the First Amendment to the Loan Agreement, dated June 2, 2022, a copy of which is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 5, 2022, the Second Amendment to Loan Agreement, dated December 6, 2022, a copy of which is filed as Exhibit 10.40 to the Company’s Annual Report on Form 10-K, filed on March 10, 2023, and the Third Amendment to Loan Agreement, dated March 7, 2023, a copy of which is filed as Exhibit 10.41 to the Company’s Annual Report on Form 10-K, filed on March 10, 2023.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The terms of the Transaction were based on arm’s length negotiations between the parties.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 17, 2023, the Board of Directors of the Company (the “Board”) committed to a course of action to terminate approximately 35 employees, consisting of the Company’s sales and marketing organization and other supporting roles (the “RIF”). The determination to proceed with the workforce reduction was made in the context of the consummation of the Transaction and the Company’s determination to focus on advancing and expanding a pipeline of sustained delivery treatments for serious eye diseases, including the Company’s lead product candidate EYP-1901.

The Company is offering severance benefits to the affected employees not receiving employment offers from Alimera in connection with the Transaction, including cash severance payments and health insurance continuation for specified periods. Each affected employee's eligibility for the severance benefits is contingent upon such employee's execution of a separation agreement, which includes a general release of claims against the Company.

The Company estimates that the implementation of the RIF will result in approximately $1.2 million to $1.6 million in total pre-tax charges and cash outlays for termination of employees. The Company expects the charges will be incurred primarily in the second quarter of 2023, with the remainder to be incurred during the remainder of fiscal year 2023. The Company expects the implementation of the RIF will be substantially completed by the third quarter of 2023. The charges that the Company expects to incur in connection with the RIF are subject to a number of assumptions, and actual results may differ materially, including to the extent that Alimera hires any of the impacted employees. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan. If the Company subsequently determines that it will incur additional significant costs charges, it will amend this Current Report on Form 8-K to disclose such information.

Item 8.01. Other Information.

Upon the closing of the Transaction, the Company anticipates that its existing cash and cash equivalents and investments in marketable securities, along with the Upfront Payment and the Guaranteed Payments will fund the Company’s operations into 2025, under current expectations regarding, among other things, the timing and outcomes of the Company’s Phase 2 clinical trials for EYP-1901. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects. Due to the difficulty and uncertainty associated with the design and implementation of clinical trials, the Company will continue to assess its cash and cash equivalents and future funding requirements.

On May 18, 2023, the Company issued a press release announcing the closing of the Transaction and other related matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financing Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company intends to file the unaudited pro forma consolidated financial information of the Company as and for the three months ended March 31, 2023, and for the year ended December 31, 2022 as required by Item 9.01(b) under cover of a Form 8-K/A no later than four business days after the closing of the Transaction.

(d) Exhibits.

Exhibit No.	Description
2.1#	Product Rights Agreement, dated May 17, 2023, by and between EyePoint Pharmaceuticals, Inc. and Alimera Sciences, Inc.
10.1#	Commercial Supply Agreement, dated May 17, 2023, by and between EyePoint Pharmaceuticals, Inc. and Alimera Sciences, Inc.
99.1	Press Release of EyePoint Pharmaceuticals, Inc. dated May 18, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

# Portions of this exhibit have been omitted in compliance with Item 601(b)(2) or 601(b)(10) of Regulation S-K, as applicable. The Company agrees to furnish a supplemental copy of the exhibit or any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K and the accompanying press release contain forward-looking statements that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K and the accompanying press release about the Company’s future expectations, plans and prospects, including but not limited to statements about the Company’s potential to receive Guaranteed Payments and Royalties from Alimera pursuant to the Product Rights Agreement; the Company’s workforce reduction and future charges expected to be incurred in connection therewith; the sufficiency of Company’s existing cash resources; the Company’s plans following consummation of the Transaction and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements containing the words “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” and similar expressions constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s ability to realize the anticipated benefits of the Transaction; significant transaction costs, whether the royalty thresholds are achieved; the Company’s ability to retain and hire key personnel; the potential for Alimera to breach the Product Rights Agreement; the number of employees affected by the RIF being offered employment by Alimera in connection with the Transaction; the Company’s ability to manufacture YUTIQ in sufficient quantities pursuant to the Supply Agreement; the timing and clinical development of the Company’s product candidates, including EYP-1901; the potential for EYP-1901 as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration and non-proliferative diabetic retinopathy; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the success of current and future license agreements; the Company’s dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; effects of competition market acceptance of the Company’s products, including the Company’s out-licensed products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; the impact of instability in general business and economic conditions, including changes in inflation, interest rates and the labor market; protection of the Company’s intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; the sufficiency of the Company’s cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in the Company’s annual and quarterly reports and any other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of the Company as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date:	May 18, 2023	By:	/s/ George O. Elston
George O. Elston Chief Financial Officer